Exhibit 31.3

Certification of Chief Executive Officer Required By

Exchange Act Rules 13a-14(a) and 15d-14(a)

I, Norman Schwartz, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Bio-Rad Laboratories, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2018	/s/ Norman Schwartz
Norman Schwartz, Chairman of the Board, President and Chief Executive Officer